                               GOLDMAN SACHS TRUST
                              4900 Sears Tower
                             Chicago, Illinois 60606

                                                     April 30, 1997


Goldman Sachs Asset Management                       Goldman Sachs Asset
Goldman Sachs Funds Management L.P.                  Management, Internationa1
One New York Plaza,                                  33 Peterborough CT
New York, New York 10004                             London, England


                              MANAGEMENT AGREEMENT


Dear Sirs:

Goldman Sachs Trust (the "Registrant") is organized as a business trust under the laws of the State of Delaware to engage in the business of an investment company. The shares of the Registrant ("Shares") may be divided into multiple series ("Series"), including the Series listed on Annex A (including any Series added to Annex A in the future, each a "Fund"). Each Series will represent the interests in a separate portfolio of securities and other assets. Each Series may be terminated, and additional Series established, from time to time by action of the Trustees. The Registrant on behalf of each Fund has selected you to act as the investment adviser and administrator of the Funds and to provide certain services, as more fully set forth below, and you are willing to act as such investment adviser and administrator and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Registrant agrees with you as follows:

         1. Name of Registrant. The Registrant may use any name including or derived from the name "Goldman Sachs" in connection with a Fund only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to your business as investment adviser or administrator. Upon the termination of this Agreement, the Registrant (to the extent that it lawfully can) will cause the Funds to cease to use such a name or any other name indicating that it is advised by or otherwise connected with you or any organization which shall have so succeeded to your business.

         2. Sub-Advisers. You may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as sub-advisers to provide with respect to the Fund certain services set forth in Paragraphs 3 and 6 hereof, all as shall be set forth in a written contract to which the Registrant, on behalf of the Fund, and you shall be parties, which contract shall be subject to approval by the vote of a majority of the Trustees who are not interested persons of you, the sub-adviser, or of the Registrant, cast in person at a meeting called for the purpose of voting on such approval and by the vote of a majority of the outstanding voting securities of the Fund and otherwise consistent with the terms of the Investment Company Act of 1940 Act, as amended (the "1940 Act").

         3.  Management Services.

                  (a) You will regularly provide each Fund with investment research, advice and supervision and will furnish continuously an investment program for each Fund consistent with the investment objectives and policies of the Fund. You will determine from time to time what securities shall be purchased for a Fund, what securities shall be held or sold by a Fund, and what portion of a Fund's assets shall be held uninvested as cash, subject always to the provisions of the Registrant's Declaration of Trust and By-Laws and of the 1940 Act, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Trustees of the Registrant may from time to time establish.

                  (b) Subject to the general supervision of the Trustees of the Registrant, you will provide certain administrative services to each Fund. You will, to the extent such services are not required to be performed by others pursuant to the custodian agreement (or the transfer agency agreement to the extent that a person other than you is serving thereunder as the Registrant's transfer agent), (i) provide supervision of all aspects of each Fund's operations not referred to in paragraph (a) above; (ii) provide each Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund; (iii) arrange for, at the Registrant's expense, (a) the preparation for each Fund of all required tax returns, (b) the preparation and submission of reports to existing shareholders and (c) the periodic updating of the Fund's prospectuses and statements of additional information and the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities; (iv) maintain all of the Funds' records and (v) provide the Funds with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items.

                  (c) You will also provide to the Registrant's Trustees such periodic and special reports as the Trustees may reasonably request. You shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Registrant or the Funds in any way or otherwise be deemed an agent of the Registrant or the Funds.

                  (d) You will maintain all books and records with respect to the Funds' securities transactions required by sub-paragraphs (b)(5),
         (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Fund's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. You will also provide to the Registrant's Trustees such periodic and special reports as the Board may reasonably request.

                  (e) You will notify the Registrant of any change in your membership within a reasonable time after such change.

                  (f) Your services hereunder are not deemed exclusive and you shall be free to render similar services to others.

4. Allocation of Charges and Expenses. You will pay all costs incurred by you in connection with the performance of your duties under paragraph 3. You will pay the compensation and expenses of all personnel of yours and will make available, without expense to the Funds, the services of such of your partners, officers and employees as may duly be elected officers or Trustees of the Registrant, subject to their individual consent to serve and to any limitations imposed by law. You will not be required to pay any expenses of any Fund other than those specifically allocated to you in this paragraph 4. In particular, but without limiting the generality of the foregoing, you will not be required to pay: (i) organization expenses of the Funds; (ii) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (iii) brokers' commissions; (iv) payment for portfolio pricing services to a pricing agent, if any; (v) legal, auditing or accounting expenses (including an allocable portion of the cost of your employees rendering legal and accounting services to the Fund); (vi) taxes or governmental fees; (vii) the fees and expenses of the transfer agent of the Registrant; (viii) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of Shares of the Fund; (ix) the expenses of and fees for registering or qualifying Shares for sale and of maintaining the registration of the Funds and registering the Registrant as a broker or a dealer; (x) the fees and expenses of Trustees of the Registrant who are not affiliated with you; (xi) the cost of preparing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (xii) the fees or disbursements of custodians of each Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Registrant insofar as they govern agreements with any such custodian; or (xiii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business. You shall not be required to pay expenses of activities which are primarily intended to result in sales of Shares of the Funds.

5. Compensation of the Manager.

                  (a) For all services to be rendered and payments made as provided in paragraphs 3 and 4 hereof, the Registrant on behalf of each Fund will pay you each month a fee at an annual rate equal to the percentage of the average daily net assets of the Fund set forth with respect to such Fund on Annex A. The "average daily net assets" of a Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and the regulations promulgated thereunder.

                  (b) In addition to the foregoing, you may from time to time agree not to impose all or a portion of your fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse a Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by you. Any such fee reduction or undertaking may be discontinued or modified by you at any time.

6. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Funds, neither you nor any of your partners, officers or employees will act as a principal, except as otherwise permitted by the 1940 Act. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for each Fund's account with brokers or dealers (including Goldman, Sachs & Co.) selected by you. In the selection of such brokers or dealers (including Goldman, Sachs & Co.) and the placing of such orders, you are directed at all times to seek for the Funds the most favorable execution and net price available. It is also understood that it is desirable for the Funds that you have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to a Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of securities for the Funds with such brokers, subject to review by the Registrant's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to your clients concerning the Shares of the Funds, you will act solely as investment counsel for such clients and not in any way on behalf of any Fund. You may, on occasions when you deem the purchase or sale of a security to be in the best interests of a Fund as well as your other customers (including any other Series or any other investment company or advisory account for which you or any of your affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other customers. In addition, you are authorized to take into account the sale of shares of the Registrant in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with you), provided that you believe that the quality of the transaction and the commission is comparable to what they would be with other qualified firms.

7. Limitation of Liability of Manager and Fund. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Registrant or the Funds shall be deemed, when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as your employee or agent. The Fund shall not be liable for any claims against any other Series of the Registrant.

8. Duration and Termination of this Agreement. This Agreement shall remain in force as to each Fund until June 30, 1998 and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by a vote of a majority of the Trustees of the Registrant or of a majority of the outstanding voting securities of such Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, on 60 days written notice to the other party, be terminated in its entirety or as to a particular Fund at any time without the payment of any penalty, by the Trustees of the Registrant, by vote of a majority of the outstanding voting securities of a Fund, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

9. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a Fund until approved by vote of the holders of a majority of the outstanding voting securities of such Fund and by a majority of the Trustees of the Registrant, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Notwithstanding the foregoing, this Agreement may be amended at any time to add to a new Fund to Annex A provided such amendment is approved by a majority of the Trustees of the Registrant, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement. This paragraph does not apply to any agreement described in paragraph 5(b) hereof, which shall be effective during the period you specify in a prospectus, sticker, or other document made available to current or prospective shareholders.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The name Goldman Sachs Trust is the designation of the Trustees for the time being under a Declaration of Trust dated January 28, 1997 as amended from time to time, and all persons dealing with the Trust or a Funds must look solely to the property of the Trust or such Fund for the enforcement of any claims as none of Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No Fund shall be liable for any claims against any other Series.

         If you are in agreement with the foregoing, please sign the form of acceptance on the Registrant counterpart of this letter and return such counterpart to the Registrant, whereupon this letter shall become a binding contract.

Yours very truly,

                               GOLDMAN SACHS TRUST



Attest:
By:
         Michael J. Richman                                   Douglas C. Grip
         Secretary of the Registrant                          President of the
                                                              Registrant


The foregoing Agreement is hereby accepted as of the date thereof.


                         GOLDMAN SACHS ASSET MANAGEMENT,
                       a division of Goldman, Sachs & Co.





Attest:                                              By:

         Michael J. Richman                          David B. Ford
         Counsel to the Funds Group                  Managing Director


                      GOLDMAN SACHS FUNDS MANAGEMENT L.P.,
                    each an affiliate of Goldman, Sachs & Co.





Attest:                                                       By:

         Michael J. Richman                                   David B. Ford
         Counsel to the Funds Group                           Managing Director


                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL,
                    each an affiliate of Goldman, Sachs & Co.





Attest:                                                       By:

         Michael J. Richman                                   David B. Ford
         Counsel to the Funds Group                           Managing Director

                                 Amended Annex A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management
                                                               Annual
Rate
Goldman Sachs Government Income Fund                           0.65%
Goldman Sachs Municipal Income Fund              0.55%
Goldman Sachs High Yield Fund                                  0.70%
Goldman Sachs High Yield Municipal Fund8                       0.55%
Goldman Sachs Enhanced Income Fund9              0.25%
Goldman Sachs Balanced Fund                                    0.65%
Goldman Sachs Growth and Income Fund                                     0.70%
Goldman Sachs CORE Large Cap Value Fund4         0.60%
Goldman Sachs CORE Large Cap Growth Fund                       0.75%
Goldman Sachs CORE Small Cap Equity Fund1        1.00%
Goldman Sachs CORE International Equity Fund1                  1.00%
Goldman Sachs CORE Tax -Managed Equity Fund7                   0.75%
Goldman Sachs Mid Cap Value Fund                                         0.75%
Goldman Sachs Small Cap Value Fund                                       1.00%
Goldman Sachs Real Estate Securities Fund1       1.00%
Goldman Sachs Strategic Growth Fund5                           1.00%
Goldman Sachs Growth Opportunities Fund5                       1.00%
Goldman Sachs Internet Tollkeeper Fund6                        1.00%
Goldman Sachs Large Cap Value Fund8              0.75%
Goldman Sachs Research Select Fund9              1.00%
Goldman Sachs-Financial Square Prime Obligations Fund          0.205%
Goldman Sachs-Financial Square Money Market Fund               0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund                 0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund                 0.205%
Goldman Sachs-Financial Square Government Fund                 0.205%
Goldman Sachs-Financial Square Federal Fund                              0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund      0.205%

Goldman Sachs Funds Management L.P.

Goldman Sachs CORE U.S. Equity Fund              0.75%
Goldman Sachs Capital Growth Fund                1.00%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund                                0.90%
Goldman Sachs International Equity Fund                         1.00%
Goldman Sachs Emerging Markets Equity Fund                      1.20%
Goldman Sachs Asia Growth Fund                                  1.00%
Goldman Sachs International Small Cap Fund2      1.20%
Goldman Sachs Japanese Equity Fund2              1.00%
Goldman Sachs European Equity Fund3              1.00%










Pursuant to an exemption from the Commodities Futures Trading Commission ("CFTC") in connection with accounts of qualified eligible clients, this account document is not required to be, and has not been filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy or commodity trading advisor disclosure. Consequently, the CFTC has not reviewed or approved the trading program adopted hereunder or any brochure or account document.


                                                     GOLDMAN SACHS TRUST

                                                     By:______________________

                                                     Title:___________________

                                                     GOLDMAN SACHS ASSET
                                                     MANAGEMENT,
                                                     a division of Goldman,
                                                    Sachs & Co.

                                                      By:_____________________

                                                      Title:__________________

                                                     GOLDMAN SACHS FUNDS
                                                     MANAGEMENT, L.P.,
                                                     an affiliate of Goldman,
                                                     Sachs & Co.

                                                     By:_____________________

                                                     Title:__________________


                                                     GOLDMAN SACHS ASSET
                                                     MANAGEMENT INTERNATIONAL,
                                                     an affiliate
                                                     of Goldman, Sachs Co.

                                                     By:______________________

                                                     Title:___________________


                                                     Dated:   August 1, 2000





9 Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Cash Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting 1 Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting.
2 Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting. 3 Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting. 4 Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting. 5 Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting. 6 Please note that the Internet Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting. 7 Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting. 8 Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting.